UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2019

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Burrard Street, Suite 3210, Vancouver, British Columbia,	V6C 2X8
(Address of principal executive offices)	(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On March 7, 2019, City Office REIT, Inc. (the “Company”) announced that, effective immediately, at the recommendation of the Nominating and Corporate Governance Committee (the “NCG Committee”) of the Board of Directors of the Company (the “Board”), the Board increased its size from six to seven directors and appointed Ms. Sabah Mirza to the Board to serve until the next annual meeting of stockholders of the Company and until her successor is duly elected and qualified. Ms. Mirza was also appointed to the NCG Committee.

Ms. Mirza joins the Board with over 20 years of legal, corporate governance and securities experience, most of which have been spent as in-house counsel across diverse industries, including aviation, defense and travel and leisure. Ms. Mirza is currently Executive Vice President, Business Affairs at Sunwing Travel Group, the largest tour operator in North America with over $2 billion in annual revenue. In this role, she has oversight of the legal, governance, acquisition and government affairs functions of the company. Ms. Mirza was key to the establishment of Sunwing’s hotel division in 2010, which now comprises over $700 million in real estate assets and over 15,000 rooms under management across ten countries. Previously, Ms. Mirza was Vice President & General Counsel at a charter airline, and prior to that she was Vice President and Division Counsel at a subsidiary of L-3 Technologies. Ms. Mirza holds law degrees from the University of Ottawa.

The Board determined that Ms. Mirza is “independent” under 303A.02 of the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Guidelines. In connection with her appointment, the Company entered into an indemnification agreement with Ms. Mirza, substantially in the form of the indemnification agreement the Company has entered into with all other directors and previously filed by the Company with the Securities and Exchange Commission.

Ms. Mirza will receive the same fees for her service as our other directors. Annual cash compensation will be pro-rated from the date of Ms. Mirza’s election to the Board. In addition, Ms. Mirza will participate in the Company’s Equity Incentive Plan under the same terms as our other directors.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	City Office REIT, Inc. Press Release, dated March 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: March 11, 2019	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	Chief Executive Officer